Exhibit 2

                      AGREEMENT AND PLAN OF REORGANIZATION
                               REGENT GROUP, INC.,

                               ACQUISITION CORP.,
                (A WHOLLY OWNED SUBSIDIARY OF REGENT GROUP, INC.)

                        MILLENNIUM BIOTECHNOLOGIES, INC.
                                       AND

              THE STOCKHOLDERS OF MILLENNIUM BIOTECHNOLOGIES, INC.

                                   DATED AS OF
                                  July 26, 2001


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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

1.1      Definitions..........................................................1
1.2      Rules of Construction................................................1

                                   ARTICLE II

                                   THE MERGER

2.1      The Merger...........................................................2
2.2      Effective Time.......................................................2
2.3      Closing .............................................................2
2.4      Effects of the Merger................................................2
2.5      Certificate of Incorporation and Bylaws .............................2
2.6      Directors ...........................................................2
2.7      Officers ............................................................2
2.8      Conversion of Company Common Stock ..................................3
2.9      Exchange Procedures .................................................3
2.10     No Further Ownership Rights in Company Common Stock  ................4
2.11     Stock Transfer Book..................................................4
2.12     Dissenters Rights....................................................4

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                      COMPANY AND THE COMPANY STOCKHOLDERS

3.1      Corporate Organization...............................................4
3.2      Qualification........................................................4
3.3      Authorization........................................................5
3.4      Approvals............................................................5
3.5      Absence of Conflicts.................................................5
3.6      Subsidiaries; Equity Investments.....................................6
3.7      Capitalization.......................................................6
3.8      Financial Statements.................................................6
3.9      Undisclosed Liabilities .............................................7
3.10     Tax Matters..........................................................7
3.11     Litigation...........................................................7
3.12     Compliance with Law..................................................8
3.13     Employee Benefit Plans and Policies..................................8
3.14     Labor Matters........................................................8
3.15     Insurance............................................................8
3.16     Affiliate Interests..................................................9
3.17     Hazardous Materials..................................................9
3.18     Intellectual Property................................................9
3.19     Disclosure...........................................................9


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3.20     Certain Agreements..................................................10
3.21     Absence of Changes..................................................10
3.22     Contracts and Commitments...........................................10

                                   ARTICLE IV

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                         OF THE MILLENNIUM STOCKHOLDERS

4.1      Capital Stock.......................................................11
4.2      Authorization of Agreement..........................................11
4.3      Approvals...........................................................11
4.4      Absence of Conflicts................................................11
4.5      Investment Intent...................................................12

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF REGENT AND MERGER SUB

5.1      Corporate Organization..............................................13
5.2      Authorization.......................................................13
5.3      Approvals...........................................................13
5.4      Capitalization......................................................14
5.5      Absence of Conflicts................................................14
5.6      Authorization For Regent  Stock.....................................14
5.7      SEC Documents.......................................................15
5.8      Merger Sub..........................................................15
5.9      Undisclosed Liabilities.............................................15
5.10     Certain Agreements..................................................15
5.11     Absence of Changes..................................................16
5.12     Litigation..........................................................16
5.13     Tax Matters.........................................................16
5.14     Compliance With Law.................................................17
5.15     Affiliate Interest..................................................17
5.16     Hazardous Material..................................................17
5.17     Intellectual Property...............................................17
5.18     Disclosure..........................................................18
5.19     Listing.............................................................18
5.20     Permits.............................................................18
5.21     Employee Benefit Plans..............................................18
5.22     Labor Matters.......................................................18
5.23     Insurance ..........................................................18
5.24              Qualifications.............................................19
5.25     Subsidiaries .......................................................19
5.26     Contracts and commitments...........................................19

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                                   ARTICLE VI

                  COVENANTS OF THE COMPANY AND ITS STOCKHOLDERS

6.1      Acquisition Proposals...............................................19
6.2      Access..............................................................20
6.3      Conduct of Business by the Company Pending the Merger...............20
6.4      Confidentiality.....................................................21
6.5      Press Releases......................................................21
6.6      Consents............................................................21
6.7.     Agreement to Defend.................................................22
6.8      Intellectual Property Matters.......................................22


                                   ARTICLE VII

                               COVENANTS OF REGENT

7.1      Confidentiality.....................................................22
7.2      Press Releases......................................................22
7.3      Conduct of Business by Regent Pending the Merger....................22
7.4      Consents............................................................24
7.5      Agreement to Defend.................................................24
7.6      Delivery of Certificates............................................24
7.7      Access..............................................................24
7.8      Intellectual Property Matters.......................................25
7.9      Acquisition Proposals...............................................25
7.10     Notification of Certain Matters.....................................25



                                  ARTICLE VIII

                                   CONDITIONS

8.1      Conditions Precedent to Obligation of Each Party to Effect
           the Merger........................................................25
8.2      Additional Conditions Precedent to Obligations of Regent............26
8.3      Additional Conditions Precedent to Obligations of the Company.......26

                                   ARTICLE IX

                                 INDEMNIFICATION

9.1      Agreement by the Company to Indemnify...............................28
9.2      Agreement by Regent to Indemnify....................................30
9.3      Conditions of Indemnification.......................................31
9.4      Applicability.......................................................31


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                                    ARTICLE X

                                  MISCELLANEOUS

10.1     Termination.........................................................32
10.2     Effect of Termination...............................................32
10.3     Expenses............................................................33
10.4     Restrictions on Transfer of Regent Stock............................33
10.5     Waiver and Amendment................................................33
10.6     Public Statements...................................................34
10.7     Assignment..........................................................34
10.8     Notices.............................................................34
10.9     Governing Law.......................................................35
10.10    Severability........................................................35
10.11    Counterparts........................................................35
10.12    Headings............................................................35
10.13    Entire Agreement; Third Party Beneficiaries.........................35


Schedules
---------

Schedule 2.8(b) - Certain Indebtedness of Regent

Schedule 3.1 - Corporate Organization
Schedule 3.2 - Qualification
Schedule 3.4 - Approvals
Schedule 3.5 - Absence of Conflicts
Schedule 3.6 - Subsidiaries; Equity Investments
Schedule 3.7(a) - Capitalization
Schedule 3.7(b) - Capitalization
Schedule 3.8 - Financial Statements
Schedule 3.9 - Undisclosed Liabilities
Schedule 3.10(a) - Tax Matters
Schedule 3.10(b) - Tax Matters
Schedule 3.10(c) - Tax Matters
Schedule 3.11(a) - Litigation
Schedule 3.11(b) - Litigation
Schedule 3.12 - Compliance with the Law
Schedule 3.15 - Insurance
Schedule 3.16 - Affiliate Interests
Schedule 3.17 - Hazardous Material
Schedule 3.18 - Intellectual Property
Schedule 3.20 - Certain Agreements
Schedule 3.21 - Absence of Changes
Schedule 3.22 - Contracts and Commitments

Schedule 4.1 - Capital Stock


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Schedule 4.4 - Absence of Conflicts

Schedule 5.1 - Corporate Organization
Schedule 5.4(a) - Capitalization
Schedule 5.4(b) - Capitalization
Schedule 5.5 - Undisclosed Liabilities

Schedule 5.10 - Certain Agreements
Schedule 5.11 - Absence of Changes
Schedule 5.12(a) - Litigation
Schedule 5.12(b) - Litigation
Schedule 5.13(a) - Tax Matters
Schedule 5.13(b) - Tax Matters
Schedule 5.13(c) - Tax Matters
Schedule 5.14 - Compliance with the Law
Schedule 5.15 - Affiliate Interests
Schedule 5.16 - Hazardous Material
Schedule 5.17 - Intellectual Property
Schedule 5.23 - Insurance
Schedule 5.24 - Qualification
Schedule 5.25 - Subsidiaries; Equity Investments
Schedule 5.26 - Contracts and Commitments

Schedule 8.3(g) - Regent Obligations

Annex:
------

Annex A - Schedule of Defined Terms

Exhibits
--------

Exhibit 1. Certificate of Designations

Exhibit 2. Section 262 of the DGCL


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                      AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (this "Agreement"), dated as of the 26th day of July 2001, is among REGENT GROUP, INC., a Delaware corporation ("Regent"), ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Regent ("Merger Sub"), MILLENNIUM BIOTECHNOLOGIES, INC. , a Delaware corporation, (the "Company"), and the persons listed on the signature pages hereof under the caption "Millennium Stockholders" (hereinafter defined as the "Millennium Stockholders").

                                    RECITALS:

      WHEREAS, the parties to this Agreement have determined it is in their best long-term interests to effect a business combination pursuant to which the Company will merge with and into Merger Sub on the terms and subject to the conditions set forth herein (the "Merger");

      WHEREAS, the respective Boards of Directors of Regent, Merger Sub and the Company have approved this Agreement and the Merger pursuant to the terms and conditions herein set forth;

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

      WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

      NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

      1.2 Rules of Construction. Unless the context otherwise requires, as used in this Agreement, (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means "including, without limitation;" (e) words in the singular include the plural; (f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; (i) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement; and (j) section and paragraph headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                                   ARTICLE II

                                   THE MERGER

      2.1 The Merger. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease.

      2.2 Effective Time. As soon as practicable after the Closing, the parties hereto will file with the Secretary of State of the State of Delaware, a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the corporation law of such state. The effective time of the filing of the certificate of merger with the Secretary of State of the State of Delaware is the "Effective Time."

      2.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Silverman, Chernis, Shin & Byrne, P.C. on July 26, 2001 if all the conditions set forth in Article VIII hereof are satisfied or waived or at such other time and place as Regent and the Company shall agree. The date on which the Closing occurs is herein referred to as the "Closing Date."

      2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      2.5 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable Law. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

      2.6 Directors. The directors of the Company at the Effective Time shall be the directors of the Surviving Corporation, to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

      2.7 Officers. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.


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

      2.8 Conversion of Company Common Stock. (a) At the Effective Time, each outstanding share of the common stock no par value per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Regent, Merger Sub or the Company, be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation.

      (b) At the Effective Time: (i) the Company shall pay to Regent $145,000, which sum shall be used to pay certain indebtedness of Regent set forth on
Schedule 2.8(b); and (ii) each share of common stock, $.0001 par value per share of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of Regent, Merger Sub, the Company or any holder thereof, be converted into and be exchangeable for the right to receive newly issued fully paid and non-assessable voting series D preferred shares, par value $1.00 per share, of Regent ("Preferred Shares") at a ratio (the "Exchange Ratio") of .025 Preferred Shares for each share of Company Common Stock. A copy of the Certificate of Designation reflecting the voting powers, designations, preference and relative, participating, optional or other special rights of the Preferred Shares is attached hereto as Exhibit 1.

            (c) At the Effective Time, all options, warrants, convertible notes and other rights, entitling the holder thereof to purchase or otherwise acquire any shares of Company Common Stock as disclosed under Schedule 3.7(b) (collectively, "Instruments") shall by virtue of the Merger and without any action on the part of Regent, Merger Sub, the Company or the holder thereof, entitle the holder of such instrument to purchase or otherwise acquire pursuant to the terms of such Instrument such number of Preferred Shares as would have been issued at the Exchange Ratio had such Instrument been converted or exercised, as the case may be, at the Effective Time.

            (d) At the Effective Time, each share of the Company Common Stock held by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the Company, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

      2.9 Exchange Procedures. (a) The Surviving Corporation will act as exchange agent in connection with the Merger.

            (b) At the Closing, or as soon thereafter as practicable after the Effective Time, the Surviving Corporation as transfer agent shall mail to each Company Stockholder of record instructions for surrendering their certificates representing the Company's Common Stock in exchange for receiving Regent Preferred Shares. The Company shall make available for exchange in accordance with this Section 2.9 certificates representing Regent Preferred Shares issuable pursuant to Section 2.8(b). Upon surrender of the certificates formerly representing shares of Company Common Stock owned by Millennium Stockholders (the "Certificates"), such Millennium Stockholder shall be entitled to receive in exchange therefor Preferred Shares representing, in the aggregate, the number of shares and fractional shares that such holder has the right to receive pursuant to Section 2.8 (after taking into account all Company Common Stock then held by such holder).

      2.10 No Further Ownership Rights in Company Common Stock. All Preferred Shares issued upon conversion of the Preferred Shares in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Common Stock.

      2.11 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Surviving Corporation or Regent for any reason shall be converted into Preferred Shares with respect to the Company Common Stock formerly represented thereby at the Exchange Ratio.

      2.12 Appraisal Rights.

   This executed Agreement shall constitute each of the Millennium Stockholders' acknowledgment to decline any appraisal rights under section 262 of DGCL. By executing this Agreement, each Millennium Stockholder acknowledges receipt of written notice of appraisal rights and a copy of Section 262 of DGCL at least 20 days prior to the date of executing this Agreement. Section 262 of the DGCL is attached hereto as Exhibit 2.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

      The Company hereby represents and warrants to Regent and Merger Sub as follows:

      3.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite corporate power and authority to own or lease its properties and conduct its business as now owned, leased or conducted and to execute, deliver and perform this Agreement and each instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing. True and complete copies of the certificate of incorporation and bylaws (or other organizational documents) of the Company are included in Schedule 3.1. The minute books of the Company made available to Regent are complete and accurately reflect all action taken prior to the date of this Agreement by the Company's board of directors and stockholders in their capacities as such.

      3.2 Qualification. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary and failure to so qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company or the Surviving Corporation. Schedule 3.2 sets forth a list of the jurisdictions in which the Company is qualified to do business, if any.

      3.3 Authorization. The execution and delivery by the Company of this Agreement, the performance of its obligations pursuant to this Agreement and the execution, delivery and performance of each instrument, document or agreement required hereby to be executed and delivered by the Company at, or prior to, the Closing have been duly and validly authorized by all requisite corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any other instrument, document or agreement required hereby to be executed by the Company at, or prior to, the Closing. The Board of Directors of the Company have voted to recommend approval of the Merger to the stockholders of the Company and such determination remains in effect. This Agreement has been, and each instrument, document or agreement required hereby to be executed and delivered by the Company at, or prior to, the Closing will then be, duly executed and delivered by it, and this Agreement constitutes, and, to the extent it purports to obligate the Company, each such instrument, document or agreement will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

      3.4 Approvals. Except for the applicable filings with the Secretary of State of the State of Delaware relating to the Merger and except to the extent set forth in Schedule 3.4, to the Company's knowledge, no filing or registration with, and no consent, approval, authorization, permit, certificate or order of any Court or Governmental Authority is required by any applicable Law or by any applicable Order or any applicable rule or regulation of any Court or Governmental Authority to permit the Company to execute, deliver, perform or consummate the transactions contemplated by this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

      3.5 Absence of Conflicts. Except to the extent set forth in Schedule 3.5, neither the execution and delivery by the Company of this Agreement or any instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing, nor the performance by the Company of its obligations under this Agreement or any such instrument, document or agreement will (assuming receipt of all consents, approvals, authorizations, permits, certificates and orders disclosed as requisite in Schedule 3.4) to the knowledge of the Company (a) violate or breach the terms of or cause a default under (i) any applicable Law, (ii) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority, (iii) any applicable permits received from any Governmental Authority or Court, (iv) the articles of incorporation or bylaws or other organizational documents of the Company or (v) any contract or agreement to which the Company is a party or by which it, or any of its properties, is bound, or (b) result in the creation or imposition of any Lien on any of the properties or assets of the Company or the Surviving Corporation, or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Court or Governmental Authority, or (d) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clauses (a), (b) or (c) of this Section.

      3.6 Subsidiaries; Equity Investments. Except as set forth in Schedule 3.6, the Company has not controlled directly or indirectly, or had any direct or indirect equity participation in, any Person during the five year period preceding the date hereof.

      3.7 Capitalization. Schedule 3.7(a) sets forth with respect to the Company, its authorized and outstanding Company Common Stock. Each outstanding share of the Company's Common Stock has been duly authorized, is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights of any stockholder. Set forth in Schedule 3.7(a) are the names, social security or I.R.S. identification numbers and addresses (as reflected in the corporate records of the Company) of each record holder of the Company's Common Stock, together with the number of shares held by each such Person.

      (b) Except as disclosed in Schedule 3.7(b), there is not outstanding any capital stock or other security, including, without limitation, any option, warrant or right, entitling the holder thereof to purchase or otherwise acquire any shares of Common Stock of the Company, and there are no contracts, agreements, commitments or arrangements obligating the Company or the Surviving Corporation (i) to issue, sell, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of the Company or the Surviving Corporation or (ii) to redeem, purchase or acquire or offer to acquire any shares of, or any outstanding option, warrant or right to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of the Company or the Surviving Corporation.

      3.8 Financial Statements. The Company has delivered to Regent true and complete copies of the financial statements of the Company consisting of (i) a balance sheet ("Interim Balance Sheet") of the Company as of June 30, 2001 (the "Interim Date") and the related statement of income for the six month period then ended (collectively with the Interim Balance Sheet, the "Company Interim Financial Statements") and (ii) an audited balance sheet of the Company as of December 31, 2000 (the "Company 2000 Balance Sheet") and the related audited statements of income, changes in stockholders' equity and cash flows for the year then ended (including the notes thereto) (collectively with the Company 2000 Balance Sheet, the "Company 2000 Financial Statements" and together with the Company Interim Financial Statements, the "Company Financial Statements"). The Company Financial Statements present fairly the financial position of the Company and the results of its operations and changes in financial position as of the dates and for the periods indicated therein in conformity with GAAP. The Company Financial Statements do not omit to state any liabilities, absolute or contingent, required to be stated therein in accordance with GAAP. All accounts receivable of the Company reflected in the Company Financial Statements and as incurred since the Interim Date, represent sales made in the ordinary course of business, are collectible (net of any reserves for doubtful accounts shown in the Company Interim Financial Statements) in the ordinary course of business and, except as set forth in Schedule 3.8, are not in dispute or subject to counterclaim, set-off or renegotiation.

      3.9 Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or accrued for in the Interim Balance Sheet or as set forth in Schedule 3.9, to its knowledge the Company does not have any material liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, and whether due or to become due. The reserves reflected in the Interim Balance Sheet are adequate, appropriate and reasonable in accordance with GAAP.

      3.10 Tax Matters.

      (a) Except as set forth in Schedule 3.10(a) (and except for filings and payments of assessments the failure of which to file or pay will not materially adversely affect the Company or the Surviving Corporation) to the knowledge of the Company: (i) all Tax Returns which are required to be filed on or before the Closing Date by or with respect to the Company have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to the Company have been or will be satisfied in full, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

      (b) There is no claim against the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 3.10(b).

      (c) Except as set forth in Schedule 3.10(c), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company, or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company.

      (d) The total amounts set up as liabilities for current and deferred Taxes in the Interim Balance Sheet are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company up to and through the periods covered thereby.

      3.11 Litigation.

      (a) Except as set forth in Schedule 3.11(a), there are no actions at law, suits in equity, investigations, proceedings or claims pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any Court or Governmental Authority.

      (b) Except as contemplated by this Agreement and except to the extent set forth in Schedule 3.11(b), the Company has performed all obligations required to be performed by it to date and is not in default under, and to the knowledge of the Company, no event has occurred which, with the lapse of time or action by a third party, could result in a material default under any contract or other agreement to which the Company is a party or by which it or any of its properties is bound or under any applicable Order of any Court or Governmental Authority.

      3.12 Compliance with Law. Except as set forth in Schedule 3.12, to its knowledge the Company is in material compliance with all applicable statutes and other applicable Laws and all applicable rules and regulations of all federal, state, foreign and local governmental agencies and authorities.

      3.13 Employee Benefit Plans and Policies.

      The Company does not maintain or have an obligation to contribute to, and has at no time since the effective date of ERISA maintained or had an obligation to contribute to, any "employee pension benefit plan" as defined in Section 3(2) of ERISA with regard to any employee, past or present, and the Company is not and has at no time since the effective date of the Multiemployer Pension Plan Amendment Act of 1980 been a party to, nor during such period made any contribution to, any "Multiemployer Plan" as defined in Section 3(37) of ERISA with regard to any employee, past or present.

      3.14 Labor Matters.

      (a) The Company is not a party to any collective bargaining agreement.

      (b) To its knowledge the Company is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practices.

      3.15 Insurance. Schedule 3.15 sets forth a list of all policies of insurance currently in effect relating to the business or operations of the Company. Such insurance policies are in full force and effect. The Company is presently insured, and since the inception of operations by the Company has been insured, against such risks as companies engaged in the same or substantially similar business would, in accordance with good business practice, customarily be insured. The Company has given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and, except as set forth in Schedule 3.15, no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. The Company has not received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened. The execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such insurance policies to lapse, terminate or be canceled and will not result in any party thereto having the right to terminate or cancel such insurance policies.

      3.16 Affiliate Interests. Except as set forth in Schedule 3.16, no employee, officer, director or stockholder or former employee, officer, director or stockholder of the Company has any interest in any property, tangible or intangible, including, without limitation, patents, trade secrets, other confidential business information, trademarks, service marks or trade names, used in or pertaining to the business of the Company, except for the normal rights of employees and stockholders.

      3.17 Hazardous Materials.

      (a) The Company to its knowledge is in compliance in all material respects with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder (together "Environmental Laws"), and the Company has all necessary government permits, licenses, certificates and approvals in relation thereto.

      (b) The Company has not received any complaint, order, directive, claim, citation or notice of, and does not know of any fact(s) which might constitute a violation(s) of any Environmental Laws.

      (c) Except in accordance with a valid governmental permit, license, certificate or approval listed in Schedule 3.17 to the Company's knowledge, there has been no emission, spill, release or discharge of Hazardous Material in or at the Company's place of business, or of any toxic or hazardous substances or wastes into or upon (i) the air; (ii) soils or any improvements located thereon; (iii) the water (including adjacent water and underground water); or
(iv) any sewer, septic system or waste treatment, storage or disposal system for which the Company or the Surviving Corporation could be held liable.

      3.18 Intellectual Property. Except as set forth in Schedule 3.18, the Company owns, or is licensed or otherwise has the right to use all Intellectual Property that are necessary for the conduct of the business and operations of the Company as currently conducted. To the knowledge of the Company, (a) the use of the Intellectual Property by the Company does not infringe on the rights of any Person, and (b) no Person is infringing on any right of the Company with respect to any Intellectual Property. No claims that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property are pending or, to the knowledge of the Company, threatened. All of the Intellectual Property that is owned by the Company is owned free and clear of all encumbrances and was not misappropriated from any Person. All of the Intellectual Property that is licensed by the Company is licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intellectual Property.

      3.19 Disclosure. The Company has disclosed in writing, or pursuant to this Agreement and the Schedules attached hereto, all facts material to the business, assets, prospects and condition (financial or otherwise) of the Company. No representation or warranty to Regent by the Company contained in this Agreement, and no statement contained in the Schedules attached hereto, no certificate, list or other writing furnished to Regent by the Company pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. All statements contained in this Agreement, the Schedules attached hereto, and any certificate, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of the Company for all purposes of this Agreement.

      3.20 Certain Agreements. Except as set forth in Schedule 3.20, neither the Company nor any of its officers or directors, is a party to, or bound by, any contract, agreement or organizational document which purports to restrict, by virtue of a noncompetition, territorial exclusivity or other provision covering such subject matter purportedly enforceable by a third party against the Company or the Surviving Corporation, or any of its officers or directors, the scope of the business or operations of the Company or the Surviving Corporation, or any of its officers or directors, geographically or otherwise.

      3.21 Absence of Changes. Except as set forth in Schedule 3.21, to the knowledge of the Company, there has not been, since March 31, 2001, any material adverse change with respect to the business, assets, results of operations, prospects or condition (financial or otherwise) of the Company or the Surviving Corporation. Except as set forth in Schedule 3.21, since March 31, 2001, the Company has not engaged in any transaction or conduct of any kind which would be proscribed by Section 6.3 herein subsequent to the execution and delivery of this Agreement and up to the Closing Date.

      3.22 Contracts and Commitments. Schedule 3.22 includes (i) a list of all written and oral contracts to which the Company is a party or by which its property is bound that involve consideration or other expenditure in excess of $10,000 or performance over a period of more than six months or that is otherwise material to the business or operations of the Company ("Material Contracts"); (ii) a list of all real or personal property leases to which the Company is a party involving consideration or other expenditure in excess of $10,000 over the term of the lease ("Material Leases"); (iii) a list of all guarantees of, or agreements to indemnify or be contingently liable for, the payment or performance by any Person to which the Company is a party ("Guarantees") and (iv) a list of all contracts or other formal or informal understandings between the Company and any of its officers, directors, employees, agents or stockholders or their affiliates ("Related Party Agreements"). True and complete copies of each Material Contract, Material Lease, Guarantee and Related Party Agreement, to the extent they are in written form, have been furnished to Regent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF THE MILLENIUM STOCKHOLDERS

      Each Millennium Stockholder hereby, severally and not jointly, represents and warrants to Regent that:

      4.1 Capital Stock. Such Stockholder is the beneficial and record owner of the number of shares of Company Common Stock as set forth in Schedule 3.7(a) and owns all such shares free and clear of any Lien. Except for such shares of Company Common Stock set forth in Schedule 3.7(a) and (b), and except as disclosed in Schedule 4.1, such Stockholder does not own, beneficially or of record, any capital stock or other security, including, without limitation, any option, warrant or right entitling the holder thereof to purchase or otherwise acquire any Company Common Stock.

      4.2 Authorization of Agreement. Such Stockholder has full legal right, power, capacity and authority to execute, deliver and perform its obligations pursuant to this Agreement and to execute, deliver and perform its obligations under each instrument, document or agreement required hereby to be executed and delivered by such Stockholder at, or prior to, the Closing. The execution of this Agreement by the Millennium Stockholders represents the consent by 100 percent of the Millennium Stockholders entitled to consent to the terms and provisions of this Agreement and the transactions contemplated herein. This executed Agreement shall also constitute the Millennium Stockholders' written waiver of all applicable notice requirements. The date set forth beneath such stockholder's signature is the actual date of execution and delivery of this Agreement by such Stockholder to the Company and Regent. This executed Agreement shall be filed in the minute books of the Company as evidence of such stockholder action.

      4.3 Approvals. Except for filings with the Secretary of State of Delaware relating to the Merger, to the knowledge of such Millennium Stockholder no filing or registration with, and no consent, approval, authorization, permit, certificate or order of any Court or Governmental Authority is required by any applicable Law or by any applicable Order or any applicable rule or regulation of any Court or Governmental Authority to permit such Stockholder to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

      4.4 Absence of Conflicts. Except as set forth in Schedule 4.4, neither the execution and delivery by such Millennium Stockholder of this Agreement or any instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing, nor the performance by such Stockholder of its obligations under this Agreement or any such instrument will (a) violate or breach the terms of or cause a default under (i) any applicable Law, (ii) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority,

(iii) the organizational documents of such Stockholder or (iv) any contract or agreement to which such Stockholder is a party or by which it, or any of its properties, is bound, or (b) result in the creation or imposition of any Lien on any of the properties or assets of such Stockholder, or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Court or Governmental Authority, or (d) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clauses (a), (b) or (c) of this Section.

      4.5 Investment Intent. Each Millennium Stockholder makes the following representations relating to its acquisition of the Preferred Shares of Regent:
(i) the Millennium Stockholder will be acquiring the Preferred Shares pursuant to the Merger solely for such Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of the Preferred Shares or Regent common stock, par value $.06-2/3 per share ("Regent Common Stock") issuable upon conversion of the Preferred Shares in connection with any distribution; (ii) such Millennium Stockholder is not a party to any agreement or other arrangement for the disposition of any securities of Regent; (iii) such Millennium Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a); (iv) such Millennium Stockholder (A) is able to bear the economic risk of an investment in the Preferred Shares acquired pursuant to this Agreement, (B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters, and such past participation in investments, that he or she is capable of evaluating the merits and risks of the proposed investment in the Preferred Shares, (D) has received and reviewed the SEC Documents, (E) has had an adequate opportunity to ask questions of and receive answers from the officers of Regent concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current officers and directors of Regent, the plans for the operation of the business of Regent, and the business, operation and financial condition of Regent and (F) has asked all questions of the nature described in the preceding clause (E), and all those questions have been answered to his or her satisfaction; (v) such Millennium Stockholder acknowledges that the securities to be delivered to such Millennium Stockholder pursuant to the Merger and upon conversion of the Preferred Shares have not been and will not be registered under the Securities Act or qualified under applicable blue sky laws and therefore may not be resold by such Millennium Stockholder without compliance with registration requirements of the Securities Act or an exemption therefrom and that the certificate he or she will receive shall bear a legend substantially in the form set forth in Section 10.5 of this Agreement and stop transfer instructions; (vi) such Millennium Stockholder, if a corporation, partnership, trust or other entity, acknowledges that it was not formed for the specific purpose of acquiring the securities; and (vii) without limiting any of the foregoing, such Millennium Stockholder agrees not to dispose of any portion of the Preferred Shares or the shares of Regent Common Stock issuable upon conversion of the Preferred Shares unless a registration statement under the Securities Act is in effect as to the applicable shares and the disposition is made in accordance with that registration statement, or such deposition is made in accordance with an exemption from the registration requirements under the Securities Act and applicable state securities laws.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF REGENT AND MERGER SUB

      Regent and the Merger Sub hereby represent and warrant, jointly and severally, to the Company and the Millennium Stockholders that:

      5.1 Corporate Organization. Regent and Merger Sub each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own or lease its properties and conduct its business as now owned, leased or conducted and to execute, deliver and perform this Agreement and each instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing. True and complete copies of the articles of incorporation and bylaws (or other organizational documents) of Regent and Merger Sub are included in Schedule 5.1. The minute books of Regent and Merger Sub made available to the Company are complete and accurately reflect all action taken prior to the date of this Agreement by its respective board of directors and stockholders in their capacities as such.

      5.2 Authorization. The execution and delivery by Regent and Merger Sub of this Agreement, the performance by Regent and Merger Sub of their respective obligations pursuant to this Agreement, and the execution, delivery and performance of each instrument required hereby to be executed and delivered at the Closing have been duly and validly authorized by all requisite corporate action on the part of Regent and Merger Sub as the case may be and no approval by the Stockholders of Regent is required. This Agreement has been, and each instrument, document or agreement required hereby to be executed and delivered by Regent and Merger Sub at, or prior to, the Closing will then be, duly executed and delivered, as the case may be. This Agreement constitutes, and, to the extent it purports to obligate Regent and Merger Sub to each such instrument, document or agreement will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of Regent and Merger Sub, as the case may be, enforceable against it in accordance with its terms.

      5.3 Approvals. Except for filings with the Secretary of State of the State of Delaware relating to the Merger, to the knowledge of Regent, no filing or registration with, and no consent, approval, authorization, permit, certificate or order of any Court or Government Authority is required by any applicable Law or by any applicable Order or any applicable rule or regulation of any Court or Governmental Authority to permit Regent or Merger Sub, as the case may be, to execute, deliver or consummate the transactions contemplated by this Agreement or any instrument required hereby to be executed and delivered by either of them at or prior to the Closing.

      5.4 Capitalization. Schedule 5.4 (a) sets forth with respect to Regent its authorized and outstanding capital stock, which includes, without limitation, common, preferred, options, warrants, derivatives and any other rights a Regent stockholder has to shares of Regent common stock (collectively, the "Regent Capital Stock"). Each outstanding share of the Regent Capital Stock has been duly authorized, is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights of any stockholder or any federal or state securities laws.

      (a) Except as disclosed in Schedule 5.4 (a), there is not outstanding any capital stock or other security, including, without limitation, any preferred stock, option, warrant or right, entitling the holder thereof to purchase or otherwise acquire any shares of capital stock of Regent.

      (b) Except as disclosed in Schedule 5.4(b), there are no contracts, agreements, commitments or arrangements obligating Regent (i) to issue, sell, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of Regent or (ii) to redeem, purchase or acquire or offer to acquire any shares of, or any outstanding option, warrant or right to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of Regent.

      5.5 Absence of Conflicts. Neither the execution and delivery by Regent or Merger Sub, as the case may be, of this Agreement or any instrument required hereby to be executed by it at or prior to the Closing nor the performance by Regent or Merger Sub, as the case may be, of its obligations under this Agreement or any such instrument will to the knowledge of Regent or Merger Sub, as the case may be, (a) violate or breach the terms of or cause a default under
(i) any applicable Law, (ii) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority, (iii) the organizational documents of Regent or Merger Sub or (iv) any contract or agreement to which Regent or Merger Sub is a party or by which it or any of its property is bound, or (b) result in the creation or imposition of any Liens on any of the properties or assets of Regent or Merger Sub or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit certificate or order of any Court or Governmental Authority or (d) with the passage of time or the giving of notice or the taking of any action by any third party have any of the effects set forth in clauses (a), (b) or (c) of this Section, except, with respect to clauses (a), (b), (c) or (d) of this Section, where such matter would not have a material adverse effect on the business, assets, prospects or condition (financial or otherwise) of Regent and its subsidiaries, taken as a whole.

      5.6 Authorization For Regent Stock. All of the shares of Regent Preferred Shares issuable pursuant to the Merger are duly authorized and will, when issued, be validly issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any stockholder of Regent.

      5.7 SEC Documents. Regent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 (the "SEC Documents"), and during the 12 calender months prior to the Effective Time all such SEC Documents have been filed in a timely manner, except for any failure to timely file a document that would not make Regent ineligible to file certain short form registration statements. The Regent SEC Documents complied in all material respects with the requirements of the "Securities Act" or the "Exchange Act", as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Regent included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial condition of Regent as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Regent has not received notification from the SEC, the National Association of Securities Dealers Inc. and/or any federal or state securities bureaus that any investigation (informal or formal), inquiry or claim is pending, threatened or in process against Regent and/or relating to any of Regent's securities.

      5.8 Merger Sub. Merger Sub is a corporation duly incorporated under the laws of the State of Delaware, is validly existing and in good standing under such laws and is a wholly-owned subsidiary of Regent. Merger Sub has no assets, liabilities or obligations and has engaged in no business except as contemplated by this Agreement.

      5.9 Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or accounted for in the SEC Documents or as set forth in
Schedule 5.9, to its knowledge Regent does not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. The reserves reflected in the SEC Documents are adequate, appropriate and reasonable in accordance with GAAP.

      5.10 Certain Agreements. Except as set forth in Schedule 5.10, neither Regent nor any of its officers or directors, is a party to, or bound by, any contract, agreement or organizational document which purports to restrict, by virtue of a noncompetition, territorial exclusivity or other provision covering such subject matter purportedly enforceable by a third party against Regent, or any of its officers or directors, the scope of the business or operations of Regent, or any of its officers or directors, geographically or otherwise.

      5.11 Absence of Changes. Except as set forth in Schedule 5.11, to the knowledge of Regent there has not been, since April 30, 2001 any material adverse change with respect to the business, assets, results of operations, prospects or condition (financial or otherwise) of Regent. Except as set forth in Schedule 5.11, since April 30, 2001, Regent has not engaged in any transaction or conduct of any kind which would be proscribed by Section 7.3 herein subsequent to the execution and delivery of this Agreement and up to the Closing Date.

      5.12 Litigation.

      (a) Except as set forth in Schedule 5.12(a), there are no actions at law, suits in equity, investigations, proceedings or claims pending or, to the knowledge of Regent threatened against or specifically affecting Regent before or by any Court or Governmental Authority.

      (b) Except as contemplated by this Agreement and except to the extent set forth in Schedule 5.12(b), Regent has performed all obligations required to be performed by it to date and is not in default under, and, to the knowledge of Regent, no event has occurred which, with the lapse of time or action by a third party could result in a material default under any contract or other agreement to which Regent is a party or by which it or any of its properties is bound or under any applicable Order of any Court or Governmental Authority.

      5.13 Tax Matters.

      (a) Except as set forth in Schedule 5.13(a) (and except for filings and payments of assessments the failure of which to file or pay will not materially adversely affect Regent), to the knowledge of the Regent (i) all Tax Returns which are required to be filed on or before the Closing Date by or with respect to Regent have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to the Company have been or will be satisfied in full, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

      (b) There is no claim against Regent for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Regent, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in
Schedule 5.13(b).

      (c) Except as set forth in Schedule 5.13(c), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to Regent, or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to Regent. The total amounts set up as liabilities for current and deferred Taxes in the Interim Balance Sheet are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to Regent up to and through the periods covered thereby.

      5.14 Compliance with Law. Except as set forth in Schedule 5.14, to its knowledge Regent is in compliance with all applicable statutes and other applicable Laws and all applicable rules and regulations of all federal, state, foreign and local governmental agencies and authorities.

      5.15 Affiliate Interests. Except as set forth in Schedule 5.15, no employee, officer or director, or former employee, officer or director, of Regent has any interest in any property, tangible or intangible, including, without limitation, patents, trade secrets, other confidential business information, trademarks, service marks or trade names, used in or pertaining to the business of Regent, except for the normal rights of employees and stockholders.

      5.16 Hazardous Materials.

      (a) Regent to its knowledge is in compliance in all material respects with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder (together "Environmental Laws"), and Regent has all necessary government permits, licenses, certificates and approvals in relation thereto.

      (b) Regent has not received any complaint, order, directive, claim, citation or notice of, and does not know of any fact(s) which might constitute a violation(s) of any Environmental Laws.

      (c) Except in accordance with a valid governmental permit, license, certificate or approval listed in Schedule 5.16 to Regent's knowledge, there has been no emission, spill, release or discharge of Hazardous Material at Regent's place of business or any toxic or hazardous substances or wastes into or upon
(i) the air; (ii) soils or any improvements located thereon; (iii) the water (including adjacent water and underground water); or (iv) any sewer, septic system or waste treatment, storage or disposal system for which Regent will be held liable.

      5.17 Intellectual Property. Except as set forth in Schedule 5.17, Regent owns, or is licensed or otherwise has the right to use all Intellectual Property that are necessary for the conduct of the business and operations of Regent as currently conducted. To the knowledge of the Regent, (a) the use of the Intellectual Property by Regent does not infringe on the rights of any Person, and (b) no Person is infringing on any right of Regent with respect to any Intellectual Property. No claims are pending or, to the knowledge of the Regent, threatened that Regent is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual

Property. All of the Intellectual Property that is owned by Regent is owned free and clear of all encumbrances and was not misappropriated from any Person. All of the Intellectual Property that is licensed by Regent is licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intellectual Property.

      5.18 Disclosure. Regent has disclosed in writing, or pursuant to this Agreement and the Schedules attached hereto, all facts material to the business, assets, prospects and condition (financial or otherwise) of Regent. No representation or warranty to the Company by Regent contained in this Agreement, and no statement contained in the Schedules attached hereto, any certificate, list or other writing furnished to the Company by Regent pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. All statements contained in this Agreement, the Schedules attached hereto, and any certificate, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of Regent for all purposes of this Agreement.

      5.19 Listing. Regent's Common Stock is listed for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "Principal Market").

      5.20 Permits. Regent currently has no business and does not own and is not required to own or hold franchises, licenses, permits, consents, approvals and authorizations of Governmental Authorities or Courts necessary for the conduct of a business.

      5.21 Employee Benefit Plans and Policies. Regent does not maintain or have an obligation to contribute to, and has at no time since the effective date of ERISA maintained or had an obligation to contribute to, any "employee pension benefit plan" as defined in Section 3(2) of ERISA with regard to any employee, past or present, and Regent is not and has at no time since the effective date of the Multiemployer Pension Plan Amendment Act of 1980 been a party to, nor during such period made any contribution to, any "Multiemployer Plan" as defined in Section 3(37) of ERISA with regard to any employee, past or present.

      5.22 Labor Matters.

      (a) Regent is not a party to any collective bargaining agreement.

      (b) To the knowledge of Regent it is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practices.

      5.23 Insurance. Schedule 5.23 sets forth a list of all policies of insurance currently in effect relating to the business or operations of Regent (true and complete copies of which have been furnished to the Company). Such insurance policies are in full force and effect. Regent is presently insured, and since the inception of operations by Regent has been insured, against such risks as companies engaged in the same or substantially similar business would, in accordance with good business practice, customarily be insured. Regent has given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and, except as set forth in Schedule 5.23, no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. Regent has not received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened. The execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such insurance policies to lapse, terminate or be canceled and will not result in any party thereto having the right to terminate or cancel such insurance policies.

      5.24 Qualification. Regent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary and failure to so qualify could have a material adverse effect on the financial condition, results of operations, business or properties of Regent. Schedule 5.24 sets forth a list of the jurisdictions in which Regent is qualified to do business, if any.

      5.25 Subsidiaries; Equity Investments. Except as set forth in Schedule 5.25, Regent has not controlled directly or indirectly, or had any direct or indirect equity participation in, any Person during the five (5) year period preceding the date hereof.

      5.26 Contracts and Commitments. Schedule 5.26 includes (i) a list of all written and oral contracts to which Regent is a party or by which its property is bound that involve consideration or other expenditure in excess of $10,000 or performance over a period of more than six months or that is otherwise material to the business or operations of Regent ("Material Contracts"); (ii) a list of all real or personal property leases to which Regent is a party involving consideration or other expenditure in excess of $10,000 over the term of the lease ("Material Leases"); (iii) a list of all guarantees of, or agreements to indemnify or be contingently liable for, the payment or performance by any Person to which Regent is a party ("Guarantees") and (iv) a list of all contracts or other formal or informal understandings between Regent and any of its officers, directors, employees, agents or stockholders or their affiliates ("Related Party Agreements"). True and complete copies of each written Regent Material Contract, Material Lease, Guarantee and Related Party Agreement have been furnished to Regent.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

      6.1 Acquisition Proposals. Prior to the Closing Date, neither the Company, nor any of its officers, directors, employees or agents shall agree to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, business combination or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, either party, other than the transactions contemplated by this Agreement. Either party shall notify the other promptly of any unsolicited offer.

      6.2 Access. The Company shall afford Regent's officers, employees, counsel, accountants and other authorized representatives reasonable access, during normal business hours throughout the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, either party shall furnish promptly any information concerning its business, properties and personnel as the other party may reasonably request; provided, however, that no investigation pursuant to this section or otherwise shall affect or be deemed to modify any representation or warranty made by a party to this Agreement.

      6.3 Conduct of Business Pending the Merger. The Company covenants and agrees that, from the date of this Agreement until the Closing Date, unless Regent shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

      (a) The business of the Company shall be conducted only in, and a party shall not take any action except in, the ordinary course of business and consistent with past practice.

      (b) The Company agrees to not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, (A) any capital stock (or securities convertible into capital stock) or (B) any assets (other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money); (ii) amend or propose to amend the articles of incorporation or bylaws (or other organizational documents); (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend payable in stock, property or otherwise with respect to the capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire any of its capital stock; (v) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money other than the ordinary course of business or
(vi) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 6.3(b);

      (c) The Company shall use its best efforts (i) to preserve intact its business organization, (ii) to perform or cause to be performed all of its obligations in or under any of such leases, agreements and contracts, (iii) to keep available the services of its current officers and key employees, (iv) to preserve the goodwill of those having business relationships with it, (v) to maintain and keep its properties in as good a repair and condition as presently exist, except for deterioration due to ordinary wear and tear, (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it,
(vii) to collect its accounts receivable, (viii) to preserve in full force and effect all leases, operating agreements, easements, rights-of-way, permits, licenses, contracts and other agreements which relate to its assets (other than those expiring by their terms which are not renewable);

      (d) The Company shall perform its obligations under any contracts and agreements to which it is a party or to which its assets are subject, except for such obligations as the Company in good faith may dispute;

      (e) The Company shall not take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VIII not being satisfied;

      (g) The Company shall not (i) amend or terminate any Plan except as may be required by applicable Law, (ii) increase or accelerate the payment or vesting of the amounts payable under any Plan, or (iii) adopt or enter into any personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement or any other employee benefit plan, agreement, arrangement, program, practice or understanding (other than the Plans); and

      (h) The Company shall not enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement.

      6.4 Confidentiality. The Company shall cause its officers, directors, employees, representatives and consultants to hold in confidence, and not disclose to any Person for any reason whatsoever, any non-public information received by them or their representatives in connection with the transactions contemplated hereby, including, but not limited to, all terms, conditions and agreements related to this transaction and all concepts (including multiples and methodology) used in negotiation of the Purchase Price (as hereinafter defined), except (i) as required by Law; (ii) for disclosure to officers, directors, employees and representatives of the Company or Regent as necessary in connection with the transactions contemplated hereby; and (iii) for information which becomes publicly available other than through the actions of a party to this Agreement. In the event the Merger is not consummated, the Company will return all non-public documents and other material obtained from Regent or its representatives in connection with the transactions contemplated hereby or certify to Regent that all such information has been destroyed.

      6.5 Press Releases. Any pubic announcements or press releases to be issued by the Company with respect to the transactions contemplated hereunder shall require Regent's prior written consent, which consent shall not be unreasonably withheld.

      6.6 Consents. Subject to the terms and conditions of this Agreement, the Company shall (i) obtain all consents, waivers, approvals authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (ii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary or proper to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      6.7 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, the Company shall cooperate and use reasonable efforts to defend against and respond thereto.

      6.8 Intellectual Property Matters. The Company shall use its best efforts to preserve its ownership rights to the Intellectual Property free and clear of any Liens and shall use its best efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of the Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of the Intellectual Property.

                                   ARTICLE VII

                               COVENANTS OF REGENT

      7.1 Confidentiality. Regent agrees, and Regent agrees to cause its officers, directors, employees, representatives and consultants, to hold in confidence all, and not to disclose to any Person for any reason whatsoever, any non-public information received by it or its representatives in connection with the transactions contemplated hereby except (i) as required by Law; (ii) for disclosure to officers, directors, employees and representatives of Regent as necessary in connection with the transactions contemplated hereby or as necessary to the operation of Regent's business; and (iii) for information which becomes publicly available other than through the actions of Regent. In the event the Merger is not consummated, Regent will return all non-public documents and other material obtained from the Company or its representatives in connection with the transactions contemplated hereby or certify to the Company that all such information has been destroyed.

      7.2 Press Releases. Any pubic announcements or press releases to be issued by Regent with respect to the transactions contemplated hereunder shall require the Company's prior written consent, which consent shall not be unreasonably withheld.

      7.3 Conduct of Business by Regent Pending the Merger. Regent covenants and agrees that, from the date of this Agreement until the Closing Date, unless the Company shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

      (a) The business of Regent shall be conducted only in, and Regent shall not take any action except in, the ordinary course of business and consistent with past practice.

      (b) Regent shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, (A) any capital stock (or securities convertible into capital stock) of Regent or (B) any assets of Regent (other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money); (ii) amend or propose to amend the articles of incorporation or bylaws (or other organizational documents) of the Company; (iii) split, combine or reclassify any outstanding capital stock of the Company, or declare, set aside or pay any dividend payable in stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire any of its capital stock; (v) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money except in the ordinary course of business or
(vi) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 7.3(b);

      (c) Regent shall use its best efforts (i) to preserve intact the business organization of the Company, (ii) to perform or cause to be performed all of its obligations in or under any of such leases, agreements and contracts, (iii) to keep available the services of its current officers and key employees, (iv) to preserve the goodwill of those having business relationships with it, (v) to maintain and keep its properties in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear, (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it, (vii) to collect its accounts receivable,
(viii) to preserve in full force and effect all leases, operating agreements, easements, rights-of-way, permits, licenses, contracts and other agreements which relate to its assets (other than those expiring by their terms which are not renewable);

      (d) Regent shall not make or agree to make any single capital expenditure or enter into any purchase commitments in excess of $10,000;

      (e) Regent shall perform its obligations under any contracts and agreements to which it is a party or to which its assets are subject, except for such obligations as the Regent in good faith may dispute;

      (f) Regent shall not increase the salary, benefits, stock options, bonus or other compensation of any officer, director or employee of Regent other than in the ordinary course of business and consistent with past practice, and shall not grant, to any individual, severance or termination pay that exceeds the lesser of (i) such individual's compensation for the calendar month immediately preceding such individual's grant of severance or termination pay, or (ii) $10,000;

      (g) Regent shall not take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VIII not being satisfied;

      (h) Regent shall not (i) amend or terminate any Plan except as may be required by applicable Law, (ii) increase or accelerate the payment or vesting of the amounts payable under any Plan or (iii) adopt or enter into any personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement or any other employee benefit plan, agreement, arrangement, program, practice or understanding (other than the Plans);

      (i) Regent shall not enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement; and

      (j) Regent shall maintain the listing of its Common Stock on the Principal Market. Regent shall not take any action which would be reasonably expected to result in the delisting or suspension of its securities on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by Regent). Regent shall promptly provide to the Company copies of any notices it receives from the Principal Market regarding the continued eligibility of its Securities for listing on the Principal Market.

      7.4 Consents. Subject to the terms and conditions of this Agreement, Regent shall (i) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (ii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      7.5 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, Regent agrees to cooperate and use reasonable efforts to defend against and respond thereto.

      7.6 Delivery of Certificates. As soon as practicable after the Closing Date, Regent will deliver to each holder of certificates which represents the Company's Common Stock prior to the Effective Time the stock certificates contemplated by Article II of this Agreement.

      7.7 Access. Regent shall afford the Company's officers, employees, counsel, accountants and other authorized representatives reasonable access, during normal business hours throughout the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, Regent shall furnish promptly to the Company any information concerning its business, properties and personnel as the Company may reasonably request;

provided, however, that no investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty made by Regent pursuant to this Agreement.

      7.8 Intellectual Property Matters. Regent shall use its best efforts to preserve its ownership rights to the Intellectual Property free and clear of any Liens and shall use its best efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of the Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of the Intellectual Property.

      7.9 Acquisition Proposals. Prior to the Closing Date, neither Regent, nor any of its officers, directors, employees or agents nor any party to this Agreement shall agree to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, business combination or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Regent or Merger Sub, other than the transactions contemplated by this Agreement. Regent or Merger Sub shall notify the Company of any unsolicited offer.

      7.10 Notification of Certain Matters. Regent shall give prompt notice to the Company, orally and in accordance with Section 10.8 hereof, of: (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time,
(ii) any failure of Regent, or any of its officer, director, employee or agent thereof, or any party to this Agreement to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or
(iii) any litigation, or any claim or controversy or contingent liability of which Regent has knowledge of that might reasonably be expected to become the subject of litigation, against Regent or affecting any of its assets, in each case in an amount in controversy in excess of $10,000, or that is seeking to prohibit or restrict the transactions contemplated hereby.

                                  ARTICLE VIII

                                   CONDITIONS

      8.1 Conditions Precedent to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) No Order shall have been entered and remain in effect in any action or proceeding before any Court or Governmental Authority that would prevent or make illegal the consummation of the Merger;

      (b) There shall have been obtained any and all permits, approvals and consents of securities or "blue sky" commissions of each jurisdiction and of any other Governmental Authority that reasonably may be deemed to be necessary so that the consummation of the Merger and the transactions contemplated thereby will be in material compliance with all applicable Laws;

      (c) Receipt of all applicable material third party approval of the Merger and the transactions contemplated thereby;

      (d) No pending or threatened material litigation concerning: (i) Regent or the Company; (ii) the acquisition of their securities; or (iii) their continued operation after Closing, which would materially adversely affect their business; and

      (e) There shall have occurred no adverse event, including fire or other casualty, which materially affects Regent or the Company.

      8.2 Additional Conditions Precedent to Obligations of Regent. The obligation of Regent to effect the Merger is also subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date when made and in all material respects as of the Closing Date as though such representations and warranties had been made at and as of the Closing Date; all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Company on or before the Closing Date shall have been duly complied with and performed in all material respects, and a certificate to the foregoing effect dated the Closing Date and signed by the Chief Executive Officer of the Company shall have been delivered to Regent, and a copy of the resolutions of the Company's Board of Directors, certified by the Secretary of the Company as of the Closing Date, approving the terms of this Agreement and all transactions contemplated hereby shall have been delivered to Regent;

      (b) Regent shall have accepted and approved the completed Schedules and shall have been satisfied, in its sole discretion, with the results of its legal, financial, accounting and business due diligence;

      (c) Since the date of this Agreement, no material adverse change in the business, condition (financial or otherwise), assets, operations or prospects of the Company and its subsidiaries, taken as a whole, shall have occurred, and the Company shall not have suffered any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company and its subsidiaries, taken as a whole, and Regent shall have received a certificate signed by the Chief Executive Officer of the Company dated the Closing Date to such effect;

      (d) Regent shall cause its wholly owned subsidiary known as Merger Sub to merge into the Company.

      8.3 Additional Conditions Precedent to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) The representations and warranties of Regent contained in this Agreement shall be true and correct in all respects as of the date when made and in all material respects as of the Closing Date as though such representations and warranties had been made at and as of the Closing Date, all the terms, covenants and conditions of this Agreement to be complied with and performed by Regent on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by a senior corporate officer of Regent shall have been delivered to the Company and a copy of the resolutions of Regent's Board of Directors, certified by its Secretary as of the Closing date, approving the terms of this Agreement and all transactions contemplated hereby shall be delivered to the Company;

      (b) The Company shall have accepted and approved the completed Schedules and shall have been satisfied, in its sole discretion, with the results of its legal, financial, accounting and business due diligence;

      (c) Since the date of this Agreement, no material adverse change in the business, condition (financial or otherwise), assets, operations or prospects of Regent and its subsidiaries, taken as a whole, shall have occurred, and Regent shall not have suffered any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Regent and its subsidiaries, taken as a whole, and the Company shall have received a certificate signed by the Chief Executive Officer of Regent dated the Closing Date to such effect;

      (d) Regent shall be listed on the Principal Market and shall not have received any notice of delisting as of the Closing Date;

      (e) Regent has organized Merger Sub, as a Delaware corporation, which is organized in a manner that will permit it to merge with and into the Company pursuant to the terms of this Agreement.

      (f) At Closing, Regent shall have no more than 6,000,000 shares of common stock issued and outstanding on a fully-diluted basis, excluding shares of common stock issuable: (i) upon conversion of the issued and outstanding shares of Regent's Series B and Series C Preferred stock; and (ii) upon exercise of Regent's issued and outstanding warrants to purchase an aggregate of 825,000 shares of common stock at exercise prices ranging from $.06-2/3 to $1.10 per share, all as set forth on Schedule 5.4(a) and (b);

      (g) At Closing, with the exception of the obligations identified in
Schedule 8.3(g), Regent will have no material liability except up to $203,500 in trade payables, which shall remain liabilities of Regent after the Closing. Said payables shall be due and payable no later than a date five months after the Closing and, if not paid by such date, shall bear interest at the rate of 25 percent per annum thereafter;

      (h) The execution and delivery by Regent and Merger Sub of this Agreement, the performance by Regent and Merger Sub of their respective obligations pursuant to this

      Agreement, and the execution, delivery and performance of each instrument required hereby to be executed and delivered by Regent or Merger Sub at the Closing have been duly and validly authorized by all requisite corporate action on the part of Regent or Merger Sub, as the case may be and no approval by the stockholders of Regent or Merger Sub is required or dissenters or appraisal rights are triggered pursuant to DGCL Section 262.

         (i) All of the officers and Directors of Regent shall submit to the Surviving Corporation a letter of resignation on the Closing Date, except that Robert M. Long and Anthony C. Vickerson will remain directors and shall be replaced by the following officers and directors of the Company:

       Names                                                Titles
       -----                                                ------
  Jerry Swon                                  President, Chief Executive Officer
                                              and a Director
  Bruce Deichel                               Chief Operating Officer, Secretary
                                              and a Director

The foregoing shall be effected by unanimous consent of Regent's Board of Directors. 10 days following the mailing and filing by Regent of an Information Statement pursuant to Rule 14f-1 promulgated under the Exchange Act, Messrs Long and Vickerson shall resign and the remaining directors shall appoint one or two additional directors as will be set forth in the above-mentioned Information Statement.

                                   ARTICLE IX

                                 INDEMNIFICATION

      9.1 Agreement by the Company to Indemnify. The Company agrees to indemnify, defend and hold Regent harmless (subject to the limitations set forth in Section 9.1(d) below) from and against the aggregate of all Company Indemnifiable Damages (as defined below).

      (a) For purposes of this Agreement, "Company Indemnifiable Damages" means, the aggregate of all actual expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Regent, resulting from (i) any untruth or inaccuracy in or any breach of, a representation or warranty made by the Company as defined in this Agreement in or pursuant to this Agreement, (ii) resulting from any breach of the covenants or agreements made by the Company in or pursuant to this Agreement, (iii) any inaccuracy in any certificate delivered by the Company pursuant to this Agreement, or (iv) any claim which involves, affects or relates to any assets, properties or operations of the Company or the conduct of the business, of the Company prior to the Closing Date.

      (b) Each of the representations and warranties made by the Company pursuant hereto shall survive for a period of one (1) year after the Closing Date, except (i) that the representations and warranties contained in Sections 3.10, and 3.17 shall survive until all applicable statutes of limitations have expired and (ii) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.7, 4.1 and 4.2 shall not expire, but shall continue indefinitely. No claim for the recovery of the Company Indemnifiable Damages may be asserted by Regent against the Company after such representations and warranties have expired, provided, however, that claims for the Company Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement;

      (c) If Regent believes it is entitled to a claim for any Company Indemnifiable Damages hereunder, Regent shall promptly give written notice to the Company pursuant to Section 10.8 of this Agreement of such claim, the amount or the estimated amount of such claim and the basis for such claim. If the Company does not pay the amount of the claim for the Company Indemnifiable Damages to Regent within ten (10) days, then Regent may exercise its respective rights under Section 9.1 and 9.3 and/or take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Company Indemnifiable Damages.

      (d) Notwithstanding anything to the contrary contained in this Section 9.1, the Company's liability for the Company Indemnifiable Damages shall be limited as follows:

            (i) Regent shall have no claim for the Company Indemnifiable Damages unless and until all Company Indemnifiable Damages incurred by Regent exceed an aggregate of $25,000 (the "Basket Amount"), in which event the Company shall be liable for all such Company Indemnifiable Damages.

            (ii) The total amount of Company Indemnifiable Damages for which the Company shall be liable to Regent shall not exceed the "Purchase Price", which consists of : (i) $145,000 and (ii) the Company's common stock exchanged in connection with this Agreement valued at the fair market value on the date of Closing.

            (iii) Each Millennium Stockholder shall have no liability pursuant to this agreement in the absence of fraud on the part of that Stockholder.

      9.2 Agreement by Regent to Indemnify. Regent agrees to indemnify, defend and hold the Company harmless from and against the aggregate of all Regent Indemnifiable Damages (as defined below).

      (a) For purposes of this Agreement, "Regent Indemnifiable Damages" means, the aggregate of all actual expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Company, resulting from (i) any untruth or inaccuracy in or any breach of, a representation or warranty made by Regent as defined in this Agreement in or pursuant to this Agreement, (ii) resulting from any breach of the covenants or agreements made by Regent in or pursuant to this Agreement, (iii) any inaccuracy in any certificate delivered by Regent pursuant to this Agreement, or (iv) any claim which involves, affects or relates to any assets, properties or operations of Regent or the conduct of the business, of Regent prior to the Closing Date.

      (b) Each of the representations and warranties made by Regent in this Agreement or pursuant hereto shall survive for a period of one (1) year after the Closing Date except (i) that the representations and warranties contained in Sections 5.13 and 5.16 survive until all applicable statutes of limitations have expired, and (ii) the representations and warranties contained in sections 5.1, 5.2, 5.4, and 5.25 shall not expire, but shall continue indefinitely. No claim for the recovery of Regent Indemnifiable Damages may be asserted by the Company against Regent after such representations and warranties have expired, provided, however, that claims for Regent Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement;

      (c) In the event that the Company believes it is entitled to a claim for any Regent Indemnifiable Damages hereunder, the Company shall promptly give written notice to Regent pursuant to Section 10.8 of this Agreement of such claim and the amount or the estimated amount of such claim, and the basis for such claim. If Regent does not pay the amount of the claim for the Regent Indemnifiable Damages within ten (10) days, then the Company may exercise its rights under Section 9.2 and 9.3 and/or take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages;

      (d) Notwithstanding anything to the contrary contained in this Section 9. 2, Regent's liability for the Regent Indemnifiable Damages shall be limited as follows:

            (i) The Company shall have no claim for the Regent Indemnifiable Damages unless and until all Regent Indemnifiable Damages incurred by the Company exceed an aggregate of the Basket Amount of $25,000, in which event Regent shall be liable for all Regent Indemnifiable Damages;

            (ii) The total amount of Regent Indemnifiable Damages for which Regent shall be liable shall not exceed the value of the Purchase Price based on the closing bid price of the common stock underlying the Preferred Shares on the date of issuance of said Preferred Shares; and

            (iii) The Regent stockholders individually shall not have any liability pursuant to this agreement in the absence of fraud.

      9.3 Conditions of Indemnification. The obligations and liabilities of the Company and Regent hereunder with respect to their respective indemnities pursuant to this Article IX resulting from any claim or other assertion of liabilities by third parties (hereinafter called collectively "Claims"), shall be subject to the following terms and conditions:

      (a) the party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim within ten (10) business days after the Indemnified Party receives notice thereof (provided that failure to give notice within such ten (10) day period does not relieve the Indemnifying Party of his obligations to indemnify the Indemnified Party hereunder, except to the extent that such Indemnifying Party is harmed by the failure of the Indemnified Party to provide timely notice);

      (b) the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claim;

      (c) if the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof); and

      (d) anything in this Section 9.3 to the contrary notwithstanding, (A) the Indemnified Party shall have the right, at its own cost and expense, to have its own counsel to protect its own interests and participate in the defense, compromise or settlement of the Claim, (B) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (C) the Indemnified Party, by counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim, and the Indemnifying Party and the Indemnified Party and their respective counsel shall cooperate with respect to such Claim.

      9.4 Applicability. THE PROVISIONS OF THIS ARTICLE IX SHALL APPLY NOTWITHSTANDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT

LIABILITY OR OTHER FAULT OF THE INDEMNIFIED PARTY. IF BOTH THE INDEMNIFIED PARTY AND THE INDEMNIFYING PARTY ARE NEGLIGENT OR OTHERWISE AT FAULT OR STRICTLY LIABLE WITHOUT FAULT, THE CONTRACTUAL OBLIGATIONS OF INDEMNIFICATION UNDER THIS
ARTICLE IX SHALL CONTINUE, BUT THE INDEMNIFYING PARTY SHALL INDEMNIFY THE INDEMNIFIED PARTY ONLY FOR THE PERCENTAGE OF RESPONSIBILITY FOR THE DAMAGE OR INJURIES ATTRIBUTABLE TO THE INDEMNIFYING PARTY.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the
Closing:

      (a) by mutual consent of Regent and the Company;

      (b) by either Regent or the Company if the Merger has not been effected on or before August 30, 2001;

      (c) by either Regent or the Company if a final, unappealable order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, a consummation of the Merger or the other transactions contemplated hereby shall have been entered;

      (d) by Regent if (i) since the date of this Agreement there has been a material adverse change in the business operations or financial condition of the Company or (ii) there has been a material breach of any representation, warranty, covenant or other agreement set forth in this Agreement by the Company, which breach has not been cured within ten (10) Business Days following receipt by the Company of notice of such breach (unless such breach cannot be cured within such time, reasonable efforts have begun to cure such breach prior to the tenth (10th) Business Day and such breach is then cured within thirty
(30) days after notice);

      (e) by the Company: (i) if since the date hereof there has been a material adverse change in the business operations or financial condition of Regent; or
(ii) if there has been a material breach of any representation, warranty, covenant or other agreement set forth in this Agreement by Regent, which breach has not been cured within ten (10) Business Days following receipt by Regent of notice of such breach (unless such breach cannot be cured within such time, reasonable efforts have begun to cure such breach prior to the tenth (10th) Business Day and such breach is then cured within thirty (30) Business Days after notice).

      10.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 10.1, the parties hereto shall have no obligation or liability to each other except that the provisions of Sections 6.4, 6.7, 7.1,
7.5 and 10.3 survive any such termination.

      10.3 Expenses. Regent and the Company each represent and warrant to each other that there is no broker or finder involved in the transactions contemplated hereby, except for Granite Securities Corp. who will receive a $25,000 finder's fee from the Company at closing. Regardless of whether the Merger is consummated, all costs and expenses in connection with this Agreement and the transactions contemplated hereby incurred by Regent shall be paid by Regent and all such costs and expenses incurred by the Company shall be paid by the Company, except that the Company has reimbursed Regent for $5,000 of its due diligence expenses, which amount is non-refundable.

      10.4 Restrictions on Transfer of Regent Stock. Each party to this Agreement, severally and not jointly with any other Person, (i) acknowledges that the Preferred Shares and the shares of common stock issuable upon conversion of the Preferred Shares have not and will not be registered under the Securities Act and therefore may not be resold without compliance with the Securities Act and (ii) covenants that none of said securities will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the Commission and applicable state securities laws and regulations. All certificates evidencing shares of either the Company Common Stock or Regent's Capital Stock issued pursuant to this Agreement or upon conversion of Regent's Preferred Shares will bear a legend in substantially the form below:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT, AND SUCH STATE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

      In addition, certificates evidencing shares of Regent Capital Stock issued pursuant to the Plan of Merger or upon conversion to each Millennium Stockholder will bear any legend required by the securities or blue sky laws of the state in which such Millennium Stockholder resides.

      10.5 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

      10.6 Public Statements. The Company and Regent agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law.

      10.7 Assignment. Regent and the Company each agree that they will not assign this Agreement. Furthermore, no other party to this Agreement may assign this Agreement without the prior written consent of Regent or the Company.

      10.8 Notices. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, answer back requested, or (iii) mailed, by registered or certified mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

      if to the Company or any Millennium Stockholder:

       Jerry Swon, President
       Millennium Biotechnologies, Inc.
       1 Anderson Hill Rd.
       Suite 103
       Bernardsville, NJ 07924

       with a copy to:
       Peter Silverman, Esq.
       Silverman, Chernis, Shin & Byrne, P.C.
       381 Park Avenue South
       New York,  New York  10016
       Facsimile: (212) 779-8858

       if to Regent or Merger Sub:
       c/o Robert M. Long
       19 Maple Lane
       Rhinebeck, NY 12572
       Facsimile: (845) 266-5268

       with a copy to:
       Jack Becker, Esq.
       Snow Becker Krauss P.C.
       605 Third Avenue
       New York, NY 10158
       Facsimile: (212) 949-7052
or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 10.8. Such notices shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five (5) days after deposit in the mail and the date of delivery as shown by the return receipt therefor. Delivery to the Stockholders' representative identified above of any notice to Stockholders hereunder shall constitute delivery to all Stockholders and any notice given by such Stockholders' representative shall be deemed to be notice given by all Stockholders.

      10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

      10.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any party hereto or materially alter the terms of the transactions contemplated hereby.

      10.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

      10.12 Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      10.13 Entire Agreement; Third Party Beneficiaries. This Agreement, including the Annexes, Exhibits and the Schedules hereto, constitutes the entire agreement and supersedes all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof (except as contemplated otherwise by this Agreement) and neither this Agreement nor any document delivered in connection with this, confers upon any Person not a party hereto any rights or remedies hereunder.

                            [signature page follows]

      IN WITNESS WHEREOF, Regent Group, Inc. and Millennium Biotechnologies, Inc. have caused this Agreement to be executed on their behalf by their respective officers thereunto duly authorized, and the Millennium Shareholders have caused this Agreement to be executed solely in connection with Article IV to this Agreement, and any other section to this Agreement, which specifically mentions a Millennium Stockholder all as of the date first above written.

                                            REGENT GROUP, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            MERGER SUB

                                            By: ________________________________
                                                Name:
                                                Title:

                                            MILLENNIUM BIOTECHNOLOGIES, INC.

                                            By:
                                                --------------------------------
                                                Name:
                                                Title: Pres.

MILLENNIUM STOCKHOLDERS:

Signature:  _____________________

Print Name: _____________________

Date:       _____________________

                                                                         ANNEX A

                            SCHEDULE OF DEFINED TERMS

      The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

      "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

      "Agreement" means the Agreement and Plan of Reorganization made and entered into as of July 26, 2001, by and among Regent, Merger Sub, and Company and the Stockholders thereof, including any amendments thereto and each Annex (including this Annex A), Exhibit and schedule thereto (including the Schedules).

      "Business Day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

      "Closing" means a meeting, which shall be held in accordance with Section 2.3, of representatives of the parties to the Agreement at which, among other things, all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

      "Closing Date" means the date of the Closing as determined pursuant to
Section 2.3.

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Company" means Millennium Biotechnologies, Inc., a Delaware corporation and all its predecessor entities and its successors from time to time.

      "Company Common Stock" means the issued and outstanding common stock of the Company, as set forth in Section 3.7.

      "Company 2000 Balance Sheet" has the meaning set forth in Section 3.8.

         "Control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power


                                    Annex A-1
to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

      "Court" means any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof.

      "Effective Time" has the meaning set forth in Section 2.2.

      "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, as in effect on the Closing Date, any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

      "GAAP" means accounting principles generally accepted in the United States as in effect from time to time consistently applied by a specified Person.

      "Governmental Authority" means any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

      "Guarantees" has the meaning set forth in Section 3.22 and 5.26, as the case may be.

      "Hazardous Material" means any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including, without limitation, chemicals, compounds, metals, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires remediation under any Environmental, Health and Safety Laws in effect on the Closing Date, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended


                                    Annex A-2
by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss. 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss. 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. ss. 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. ss. 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss. 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss. 11001, et seq. (Title III of
SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss. 651, et seq. ("OSHA"); any similar state statute or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority or Court to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

      "Indemnifiable Damages" has the meaning set forth in Section 9.1.

      "Indemnified Party" has the meaning set forth in Section 9.3.

      "Indemnifying Party" has the meaning set forth in Section 9.3.

      "Intellectual Property" means all patents, trademarks, copyrights and other proprietary rights.

      "Knowledge" shall mean the actual knowledge of the subject party, or any director or executive officer of such party, as such knowledge has been or reasonably should have been obtained in the normal conduct of business.

      "Law" means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

      "Licenses" means all licenses, certificates, permits, approvals and registrations.

      "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Law of any jurisdiction.

      "Material Contract" has the meaning set forth in Section 3.22 and 5.26, as the case may be.

      "Material Leases" has the meaning set forth in Section 3.22 5.26, as the case may be.


                                    Annex A-3

      "Merger" has the meaning set forth in the Recitals.

      "Order" means any judgment, order or decree of any federal, foreign, state or local Court or Governmental Authority.

      "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Court or Governmental Authority.

      "Plan" has the meaning set forth in Section 3.13.

      "Purchase Price" has the meaning set forth in Section 9.1(d)(ii)

      "Regent" means Regent Group, Inc., and all its predecessor entities and its successors from time to time.

      "Related Party Agreements" has the meaning set forth in Sections 3.22 and 5.26, as the case may be.

      "Reports" means, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person with any Governmental Authority.

      "SEC Documents" has the meaning set forth in Section 5.7.

      "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

      A "Subsidiary" of a specified Person is any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which the specified Person controls the management.

      "Tax Returns" means all returns, reports and filings relating to Taxes.

      "Taxes" means all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.


                                    Annex A-4